Exhibit H(3)
                                                                   Draft 7/15/02

                           ____________________ Shares


                  HYPERION STRATEGIC MORTGAGE INCOME FUND, INC.

                                  Common Stock
                           ($.01 Par Value Per Share)

                            SELECTED DEALER AGREEMENT

                                   July, 2002

     Ladies and Gentlemen:

     Hyperion Strategic Mortgage Income Fund, Inc. (the "Company"), a corporation formed pursuant to the laws of the State of Maryland is offering for sale to the public __________ shares of its Common Stock (the "Primary Shares").

1. The several Underwriters named in the enclosed Prospectus, on whose behalf we are acting as Representatives, have severally agreed to purchase from the Company an aggregate of __________ Primary Shares and have an option to purchase from the Company up to __________ additional shares of Common Stock (the "Additional Shares"). The Primary Shares and the Additional
     Shares are sometimes collectively called the "Shares." The purchase is subject to the terms of the Underwriting Agreement. The Shares are more fully described in the Prospectus. One or more of the several Underwriters, acting through us, are severally offering a portion of the Shares to certain dealers (the "Selling Group") as principals, subject to the terms and conditions stated herein and in the Underwriting Agreement, subject to modification or cancellation of the offering without notice, at the initial public offering price hereinafter set forth on the cover page of the Prospectus (the "Authorized Public Offering Price") less concession (the "Selling Concession"). The Authorized Public Offering Price may be changed at any time or from time to time in our discretion without notice.

----------------------------- ---------- ---------------------------------------
Authorized Public Offering               $15.00 per Share
Price:
----------------------------- ---------- ---------------------------------------
----------------------------- ---------- ---------------------------------------
Dealer's Selling Concession:             $0.4875 per Share, payable or allowable
                                          as set forth below.
----------------------------- ---------- ---------------------------------------
----------------------------- ---------- ---------------------------------------
Re-allowance:                            You may re-allow not in excess of $0.10
                                         per Share as a Selling  Concession to
                                         dealers who are members in good
                                         standing of the National Association of
                                         Securities Dealers, Inc.
----------------------------- ---------- ---------------------------------------
----------------------------- ---------- ---------------------------------------
Delivery and Payment:                    July [ ], 2002, or such
                                         other date as we advise you, by
                                         certified or bank cashier's check or
                                         wire transfer payable to the order of
                                         _______________, against delivery of
                                         the Shares. Shares shall be paid for in
                                         full at the Authorized Public Offering
                                         Price or, if we so advise you, at such
                                         price less the dealer's Selling
                                         Concession. If payment is at the
                                         Authorized Public Offering Price, the
                                         concession will be paid to you upon
                                         termination of this Agreement.
----------------------------- ---------- ---------------------------------------
----------------------------- ---------- ---------------------------------------
Termination:                             This Agreement will  terminate  _____
                                         days from its date unless sooner
                                         terminated or extended by us.
----------------------------- ---------- ---------------------------------------

2. Members of the Selling Group may immediately offer shares for sale and take orders therefor at the Authorized Public Offering Price, subject to confirmation and allotment by us. We, in turn, are prepared to receive orders subject to confirmation and allotment by us. We reserve the right to reject any order in whole or in part or to allot less than the number of Shares applied for. Orders transmitted by telephone should be confirmed by letter or telegram.

3. By becoming a member of the Selling Group, you agree (a) to take up and pay for Shares allocated and confirmed to you, (b) not to use any such Shares to reduce or cover any short position you may have, (c) not to confirm any sale of Shares to any account over which you exercise discretionary authority, and (d) upon our request, to advise us of the number of Shares purchased from us as manager of the Selling Group remaining unsold by you and to resell to us any and all such unsold Shares at the prices stated above, less all of such part of the concession allowed you as we may determine.

4. It is assumed that the Shares sold by you will be effectively placed for investment. If we purchase in the open market, for the account of any Underwriter, Shares sold to you and not effectively placed for investment, we may determine not to allow you the dealer's concession on the Shares so purchased or, if such concession has theretofore been allowed you, you agree to pay it to us on demand.

5. Each Underwriter has consented that we, for our own account as one of the Underwriters, in our discretion, may make purchases and sales of the Shares. You further agree that until termination of this agreement, you will not make purchases or sales of any Shares except (a) pursuant to this Agreement, (b) purchases authorized by us, or (c) in the ordinary course of business as broker or agent for a customer pursuant to an unsolicited order.

6. Additional copies of the Prospectus will be supplied to you in reasonable quantity upon request.

7. It is expected that public advertisement of this issue of Shares will be made on or about the date hereof. After the date of appearance on such advertisement, but not before, you are free to advertise over your own name and at your own expense and risk.

8. The Shares are offered by us for delivery when, as, and if sold and accepted by the Underwriters and subject to the terms stated herein and in the Prospectus, to our right to vary the concession and terms of the offering after their release for public sale, to the approval of counsel as to legal matters and to withdrawal, cancellation, or modification of the offer without notice.

9. You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. or, if a foreign dealer, that you will conform to the Conduct Rules of such association in making sales in the United States, particularly Rule 2420 of the Association's Conduct Rules. You represent that you will comply with Rules 2730, 2740 and 2750 of the Association's Conduct Rules and with the "Free-Riding and Withholding" interpretation of the Board of Governors of the National Association of Securities Dealers, Inc. You are not authorized to give any information or make any representations other than as contained in the Prospectus, or to act as agent for any Underwriter or for us. Nothing will constitute the Selling Group an association or other separate entity or partners with the Several Underwriters, with us, or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary. Neither we nor any Underwriter will be under any liability to you, except for obligations expressly assumed in this Agreement and any liabilities under the Securities Act of 1933, as amended. No obligations on our part will be implied or inferred herefrom.

10. Neither we nor any of the other Underwriters will have any responsibility with respect to the right of any dealer to sell the Shares in any jurisdiction, notwithstanding any information we may furnish in this connection. Upon application to us, you will be informed as to the states in which we have been advised by counsel that the Shares have been qualified for sale or are exempt under the respective Blue Sky or securities laws of such states. You agree that you will not offer or sell such Shares in violation of any applicable law including, but not limited to, the Blue Sky or securities laws of any state or jurisdiction in which such Shares are offered or sold by you.

11. This Agreement will be governed and construed in accordance with the laws of the State of Florida.

     If you desire to become a member of the Selling Group, please advise to that effect immediately by telegram and sign and return the enclosed copy of this letter to ______________________________.

                                  Very truly yours,


                                  ------------------------

                                  As Representatives of the Several Underwriters



         By:  __________________________________________________________________

         Name: _________________________________________________________________

         Title: ________________________________________________________________


         Confirmed as of the above date.


         (Firm Name)


         (Street Address)



         (City, State and Zip Code)


         By:

         Name:

         Title: